EXHIBIT 99.1

News Release

Contacts:	Media:	Investor Relations:
	David Bruce (305) 500-4999	Bob Brunn (305) 500-4053

ROBERT SANCHEZ NAMED CHIEF FINANCIAL OFFICER OF RYDER SYSTEM, INC.

MIAMI, October 17, 2007 – Ryder System, Inc. (NYSE: R), a global leader in transportation and supply chain management solutions, today announced Robert E. Sanchez has been named Executive Vice President and Chief Financial Officer. Mr. Sanchez replaces Mark T. Jamieson, who is leaving Ryder to become the Chief Financial Officer at HD Supply, a leading wholesale building material distribution company headquartered in Atlanta, Georgia.

Prior to this appointment, Mr. Sanchez served as Executive Vice President of Operations of the Company’s largest business segment, Fleet Management Solutions. In that position, he was responsible for all FMS operations in the U.S. and Canada. This included responsibility for a fleet of more than 145,000 vehicles, and more than 800 maintenance facilities. He has served as a member of Ryder’s Executive Leadership Team since 2003.

“Over his 14-year career with Ryder, Robert has provided effective leadership and delivered proven results in the areas of finance, asset management, fleet and supply chain management operations, and information technology. He brings to his new role broad financial experience and a deep understanding of the people, processes, and technologies that drive our competitiveness,” said Ryder Chairman and Chief Executive Officer Greg Swienton. “We wish Mark much success with his new organization and thank him for both his leadership and his many contributions in the areas of strategy, mergers and acquisitions, and the process efficiencies he helped introduce within Ryder’s global organization.”

Mr. Jamieson will continue to lead Ryder’s finance organization through the close of the Company’s third quarter financial results and will work to fully transition his responsibilities within the next few weeks. Commenting on his decision, Mr. Jamieson said, “My time with Ryder has been personally and professionally rewarding and I am very proud of the team that is in place, the process initiatives we launched, and the results we achieved together.”

Mr. Sanchez joined Ryder in 1993 and has served in roles of increasing responsibility including: Senior Vice President and Chief Information Officer (CIO); Senior Vice President, Global Transportation Management; Vice President, Asset Management; and Finance Director, Global Financial Analysis.

Prior to joining Ryder, Mr. Sanchez served as an Applications Engineer at Florida Power and Light and a Controls Engineer at Pratt & Whitney Aircraft.

Mr. Sanchez earned his MBA from The Wharton School at the University of Pennsylvania with a concentration in Finance and a bachelor of science degree in Electrical Engineering from the University of Miami.

About Ryder

Ryder provides leading-edge transportation, logistics and supply chain management solutions worldwide. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. Ryder ranks 362nd on the Fortune 500 and 1,458th on the Forbes Global 2000. For more information on Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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